Exhibit 23.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

InMed Pharmaceuticals Inc.:

We, KPMG LLP, consent to the use of our report dated March 27, 2020, on the consolidated financial statements of InMed Pharmaceuticals Inc. and subsidiaries, which comprise the consolidated balance sheets as of June 30, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2019, and the related notes, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

July 6, 2020

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a

Swiss entity. KPMG Canada provides services to KPMG LLP.